                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            Zoll Medical Corporation
                (Name of Registrant as Specified In Its Charter)

                            Zoll Medical Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                            ZOLL MEDICAL CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, FEBRUARY 8, 2000

                            ------------------------

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Zoll Medical Corporation (the "Company") will be held on Tuesday, February 8, 2000 at 10:00 a.m. at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 for the following purposes:

          1. To elect three Class II directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

          2. To amend the Company's 1992 Stock Option Plan (the "Plan") to increase the number of shares of the Company's Common Stock subject to issuance under the Plan by 335,000 shares, or approximately 4.9% of the total number of shares outstanding; and

          3. To consider and act upon any other matters which may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on December 28, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Stockholders of record of the Company's common stock, par value $.02 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy which is being solicited by the Board of Directors and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                          Raymond C. Zemlin, Clerk

Burlington, Massachusetts
January 10, 2000


--------------------------------------------------------------------------------
     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.
--------------------------------------------------------------------------------

                            ZOLL MEDICAL CORPORATION

                                32 SECOND AVENUE
                                 NORTHWEST PARK
                        BURLINGTON, MASSACHUSETTS 01803
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 8, 2000

                                                                January 10, 2000

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Zoll Medical Corporation (the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company to be held on Tuesday, February 8, 2000 at 10:00 a.m., and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon (i) the election of three Class II directors of the Company, (ii) the amendment to the Company's 1992 Stock Option Plan (the "Plan"); and (iii) any other matters properly brought before the Annual Meeting.

VOTING

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about January 10, 2000. The Board of Directors has fixed the close of business on December 28, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.02 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,843,809 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes cast on the proposal to amend the Plan is required to approve the proposed amendment to the Plan. Abstentions and broker non-votes are each included in the number of shares present at the Annual Meeting for purposes of establishing a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the amendment to the Plan.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTORS OF THE COMPANY NAMED IN THIS PROXY STATEMENT AND FOR THE APPROVAL OF THE AMENDMENT TO THE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN

THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Clerk of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1999 Annual Report, including the Company's audited financial statements for the fiscal year ended October 2, 1999, is being mailed to stockholders concurrently with this Proxy Statement.

                                   PROPOSAL 1
                        ELECTION OF A CLASS OF DIRECTORS

     The Board of Directors of the Company is currently comprised of six members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at each succeeding annual meeting of stockholders. The recent deaths of Rolf Stutz and Noah Herndon, two former directors, have created two vacancies on the Board. The Board expects that it will consider candidates to fill such vacancies at such time as appropriate candidates are identified.

     At the Annual Meeting, three Class II directors will be elected to serve until the 2003 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors has nominated Willard M. Bright, Thomas M. Claflin, II and M. Stephen Heilman for election as Class II directors (the "Nominees"). The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following table sets forth certain information with respect to the three Nominees for election as directors at the Annual Meeting and those continuing directors of the Company whose terms expire at the annual meetings of stockholders in 2001 and 2002 based on information furnished to the Company by each director. The following information is as of October 2, 1999 unless otherwise specified.

                                                                         AMOUNT AND NATURE OF
NAME AND PRINCIPAL OCCUPATION                                 DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
     FOR PAST FIVE YEARS                                AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
-----------------------------                           ---   --------   --------------------   --------
                       CLASS II NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING

Willard M. Bright.....................................  85      1983           159,200(2)           2.3%
  Formerly Chairman of the Board of Directors of the
  Company. Formerly President and Chief Executive
  Officer of The Kendall Company and Boehringer
  Mannheim Corporation, medical products
  manufacturers, and President and director of
  Curtiss-Wright Corp., an aerospace and industrial
  products manufacturer. Mr. Bright is a Director of
  CSS Industries, Inc., Furman Lumber Company and
  MacroChem Corporation.

                                                                         AMOUNT AND NATURE OF
NAME AND PRINCIPAL OCCUPATION                                 DIRECTOR   BENEFICIAL OWNERSHIP   PERCENT
     FOR PAST FIVE YEARS                                AGE    SINCE      OF COMMON STOCK(1)    OF CLASS
-----------------------------                           ---   --------   --------------------   --------
Thomas M. Claflin, II.................................  58      1980            69,245(3)           1.0%
  Principal of Claflin Capital Management, Inc., a
  venture capital firm, and General Partner of its
  venture capital partnerships.

M. Stephen Heilman....................................  66      1996            54,000(4)             *
  Founder, Chairman and Chief Executive Officer of
  Lifecor, Inc., a medical device company, since 1986.
  Founder, Chairman and Chief Executive Officer of
  Vascor, Inc. since 1986. Mr. Heilman is a director
  of SkyMark Corporation, Medrad Inc. and Precision
  Therapeutics.

                        CLASS III CONTINUING DIRECTORS -- TERM TO EXPIRE IN 2001

Richard A. Packer.....................................  42      1996            71,550(5)           1.0%
  Chief Executive Officer and Chairman of the Company
  since 1999 and President of the Company since 1996.
  During 1996, he served as Chief Financial Officer of
  the Company. From 1992 to 1996 he served as the
  Company's Vice President of Operations. Prior to
  1992, he was Vice President of various functions at
  Whistler Corporation, a consumer electronics
  company.

James W. Biondi, M.D. ................................  43      1999             1,000                *
  Chairman of Cardiopulmonary Corp. since its founding
  in 1988, and Chief Executive Officer and President
  since 1992. Cardipulmonary Corp. designs, develops,
  and assembles advanced software driven ventilators
  used for the treatment of anesthesia and intensive
  care patients. Since 1992, Dr. Biondi has been an
  Adjunct Assistant Professor of Medicine at Yale
  University School of Medicine. Dr. Biondi also
  serves as director of Ivy Biomedical Systems, Inc.
  and Imagyn Medical Technologies, Inc.

                         CLASS I CONTINUING DIRECTOR -- TERM TO EXPIRE IN 2002

Daniel M. Mulvena.....................................  51      1998             2,500(6)             *
  Owner of Commodore Associates, Inc., a consulting
  company. From 1992 to 1995, Mr. Mulvena was a Group
  Vice President of Boston Scientific Corporation. Mr.
  Mulvena serves as Chairman of the Board of Directors
  of Echo-cath, Inc. and Magna Lab, Inc. He is also a
  director of Thoratec Laboratories, Inc.

All directors and executive officers as a group (10                            472,795              6.9%
  persons)............................................

---------------
  * Less than 1%.

 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the information contained in the other footnotes to this table.

 (2) Represents 151,700 shares of Common Stock held by the Willard M. Bright Revocable Inter Vivos Trust dated August 2, 1990 and 7,500 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after October 2, 1999.

 (3) Includes 229 shares of Common Stock held by Mr. Claflin's spouse and 3,278 shares held by various Claflin Capital Management, Inc. partnership entities, as to which Mr. Claflin disclaims beneficial ownership, and 5,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after October 2, 1999.

 (4) Includes 5,000 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after October 2, 1999.

 (5) Includes 58,250 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after October 2, 1999. Does not include 28,750 options to purchase Common Stock which are not exercisable within 60 days of October 2, 1999.

 (6) Includes 2,500 shares of Common Stock subject to stock options which are exercisable within 60 days of October 2, 1999.

 (7) Includes 189,750 shares of Common Stock issuable upon exercise of options to purchase Common Stock which are exercisable within 60 days after October 2, 1999.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held 6 meetings during the fiscal year ended October 2, 1999. Each of the directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees of which he was a member which were held during the period he was a director or committee member.

     The Company has standing Audit and Compensation Committees. The members of the Audit Committee are Messrs. Claflin (as Chairman), and Heilman and Dr. Biondi. The Audit Committee reviews the results of the annual audit of the Company's accounts conducted by the Company's independent auditors and the recommendations of the auditors with respect to accounting systems and controls. During the fiscal year ended October 2, 1999, the Audit Committee held 2 meetings.

     The only current member of the Compensation Committee is Mr. Mulvena (Chairman). We are currently in the process of identifying a member of the Board to fill the position on the Compensation Committee created upon the death of Mr. Herndon, the former Chairman of the Compensation Committee. The Compensation Committee reviews and approves the Company's executive compensation and benefit policies, administers the Company's 1992 Stock Option Plan and the Directors' Plan. During the fiscal year ended October 2, 1999, the Compensation Committee held one meeting. The Compensation Committee's report on executive compensation appears elsewhere in this Proxy Statement.

     The Board of Directors selects nominees for election as directors of the Company. The Board of Directors will consider a nominee for election to the Board recommended by a stockholder of record if such recommendation is timely in accordance with, and is accompanied by the information required by, the Company's By-laws. The Company does not maintain a standing nominating committee.

DIRECTOR COMPENSATION

     Non-employee directors of the Company receive: (i) an $8,000 annual retainer payable quarterly; (ii) a $2,000 annual retainer for Committee Chairmen payable quarterly; and (iii) a $500 meeting fee for each meeting of directors attended. Dr. Bright has a consulting arrangement with the Company pursuant to which he provides management, personnel and marketing advice and services to the Company. During the fiscal year ended October 2, 1999, Dr. Bright received $50,000 pursuant to this arrangement.

     Non-Employee Directors' Stock Option Plan. The Company has adopted a Non-Employee Directors' Stock Option Plan which provides that each Director of the Company who is not also an employee of the Company will be granted options to purchase 10,000 shares of the Company's Common Stock. Each Non-Employee Director of the Company who served in such position on April 23, 1996, the effective date of this Plan, received a grant of options as of that date. Each Non-Employee Director who is elected to the Board of Directors after that date is automatically granted an option to purchase 10,000 shares of common stock on the date such person is initially elected to the Board. The exercise price of options granted under the Plan is equal to the fair market value of the common stock on the date of grant. All options granted under the Plan vest in four equal annual installments beginning on the first anniversary of the date of grant.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the aggregate cash compensation paid by the Company with respect to the three fiscal years ended October 2, 1999 to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers in fiscal 1999 (collectively, the "Named Executive Officers").

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                       ANNUAL COMPENSATION              -----------------
                                            -----------------------------------------   SHARES UNDERLYING
     NAME AND                                                          OTHER ANNUAL          OPTIONS            ALL OTHER
PRINCIPAL POSITION                   YEAR   SALARY($)   BONUS($)(2)   COMPENSATION($)      GRANTED(#)       COMPENSATION($)(3)
------------------                   ----   ---------   -----------   ---------------   -----------------   ------------------
Rolf S. Stutz (1)..................  1999    267,000       90,000          4,900(4)           5,000               1,284
  Chairman and Chief                 1998    260,000           --          4,800(4)              --               1,248
  Executive Officer                  1997    250,000       15,000          4,800(4)          10,000               1,200

Richard A. Packer (1)..............  1999    205,000       90,000             --              5,000                 984
  Chief Executive Officer            1998    200,000           --             --                 --                 960
  and President                      1997    180,000       15,000             --             10,000                 864

Ward M. Hamilton...................  1999    140,000       45,000             --                 --                 672
  Vice President-Marketing           1998    135,000       21,250             --                 --                 648
                                     1997    125,000        5,000             --              5,000                 600

Donald Boucher.....................  1999    140,000       37,500             --                 --                 672
  Vice President-Research            1998    129,000       18,125             --                 --                 619
  and Development                    1997    129,000        5,000             --              5,000                 619

Steven Flora (5)...................  1999    145,000      125,000         59,281(6)              --                 696
  Vice-President-Sales and           1998     12,083           --             --             40,000                  58
  Marketing                          1997         --           --             --                 --                  --

---------------
(1) Mr. Rolf Stutz was our Chief Executive Officer until his death in November 1999. Mr. Richard Packer, who has been serving as President of the Company since 1996, replaced Mr. Stutz as Chief Executive Officer.

(2) Amounts shown for each fiscal year include bonuses paid during the succeeding fiscal year. Thus, the 1998 bonus includes an amount paid in fiscal 1999 for fiscal 1998 and the 1999 bonus includes an amount paid in fiscal 2000 for fiscal 1999.

(3) All Other Compensation reflects life insurance premiums paid by the Company for the executive officers.

(4) Car allowance of $400 per month (one month at $500 in 1999).

(5) Mr. Flora joined the company in 1998.

(6) Relocation expenses.

     Option Grants in Last Fiscal Year. The following table sets forth certain information regarding options granted during the fiscal year ended October 2, 1999 by the Company to the Named Executive Officers.

                                                                                                     POTENTIAL
                                                                                                  REALIZABLE VALUE
                                                                     INDIVIDUAL GRANTS               AT ASSUMED
                                                           -------------------------------------    ANNUAL RATES
                                                           % OF TOTAL                              OF STOCK PRICE
                                              NUMBER OF     OPTIONS                                 APPRECIATION
                                              SECURITIES    GRANTED                                  FOR OPTION
                                              UNDERLYING       TO       EXERCISE OR                   TERM(1)
                                               OPTIONS     EMPLOYEES    BASE PRICE    EXPIRATION  ----------------
NAME                                           GRANTED      IN 1999       ($/SH)         DATE      5%($)   10%($)
----                                          ----------   ----------   -----------   ----------  -------  -------
Rolf S. Stutz...............................    5,000         2%           8.25       11/18/2008  25,942   65,742
Richard A. Packer...........................    5,000         2%           8.25       11/18/2008  25,942   65,742
Ward M. Hamilton............................        0         --             --               --      --       --
Donald Boucher..............................        0         --             --               --      --       --
Steven Flora................................        0         --             --               --      --       --

---------------

(1) Represents the value of the options granted at the end of the option terms if the price of the Company's Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth certain information regarding stock options exercised during the fiscal year ended October 2, 1999 and stock options held as of October 2, 1999 by the Chief Executive Officer and each Named Executive Officer.

                                                                  NUMBER OF SHARES           VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                SHARES                       OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END(2)
                               ACQUIRED                      ---------------------------    -----------------------
                                  ON            VALUE         EXERCIS-       UNEXERCIS-     EXERCIS-     UNEXERCIS-
NAME                          EXERCISE(#)   REALIZED($)(1)   ABLE(#)(3)        ABLE(#)       ABLE($)      ABLE($)
----                          -----------   --------------   -----------     -----------    ---------    ----------
Rolf S. Stutz...............         0               0         36,250          38,750         813,906     866,719
Richard A. Packer...........         0               0         58,250          28,750       1,248,906     641,719
Steven Flora................         0               0         10,000          30,000         217,500     652,500
Ward M. Hamilton............         0               0         53,500           7,500       1,317,500     168,750
Donald Boucher..............    17,750          82,969         11,750          17,500         258,750     393,750

---------------
(1) Value realized equals the aggregate market value of the shares acquired on the exercise date(s), less the applicable aggregate option exercise price(s).

(2) Year-end value is based on the closing market price per share on October 2, 1999 ($29.375), less the applicable aggregate option exercise price(s) of in-the-money options multiplied by the number of unexercised in-the-money options which are exercisable and unexercisable, respectively.

(3) Includes options exercisable within 60 days after October 2, 1999.

STOCK PERFORMANCE CHART

     The following chart provides an annual comparison, from September 30, 1994 of the cumulative total shareholder return (assuming reinvestment of any dividends) among Zoll Medical Corporation, the Russell 2000 Index and the Hambrecht & Quist ("H&Q") Health Care (Excluding Biotechnology) Index, an industry index of 43 health care and medical technology companies (including the Company). The Russell 2000 Index covers a broad cross-section of public companies, many of which have relatively small market capitalizations. The historical information set forth below is not necessarily indicative of future performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

             AMONG ZOLL MEDICAL CORPORATION, THE RUSSELL 2000 INDEX
       AND THE HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX

[GRAPH OMITTED]

                                                                              HAMBRECHT & QUIST
                                                                                 HEALTHCARE-
                        ZOLL MEDICAL                                              EXCLUDING
                         CORPORATION                RUSSELL 2000                BIOTECHNOLOGY
                        ------------                ------------              -----------------
9/94                       100.00                      100.00                      100.00
9/95                       101.00                      123.00                      175.00
9/96                       168.00                      140.00                      192.00
9/97                        76.00                      186.00                      287.00
9/98                        82.00                      154.00                      267.00
9/99                       327.00                      177.00                      514.00

         * $100 INVESTED ON 9/30/94 IN STOCK OR INDEX-
           INCLUDING REINVESTMENT OF DIVIDENDS.
           FISCAL YEAR ENDING SEPTEMBER 30.

REPORT OF THE COMPENSATION COMMITTEE

     Objective of the Company's Compensation Program. The Company's executive compensation program is intended to attract, retain and reward executives who are capable of leading the Company effectively and continuing its growth in the competitive marketplace for cardiac resuscitation equipment. The Company's objective is to utilize a combination of cash and equity-based compensation to provide appropriate incentives for executives while aligning their interests with those of the Company's stockholders.

     Like many other public companies, the Company uses a three-pronged approach to its compensation for each executive for the following twelve months. First, the executive's base salary is intended to create a reasonably competitive minimum level of compensation for each executive for the following twelve months. Second, the Company maintains an incentive bonus program for executive officers and certain other members of management under which discretionary bonuses may be offered based upon the achievement of corporate and individual performance goals. The objective of the incentive bonus program is to reward executives for their past twelve months' performance. Finally, the Company utilizes stock options granted under its 1992 Stock Option Plan as a long-term incentive for the executive officers as well as for many other employees of the Company. The Company believes that stock options are important in aligning management and stockholder interests and in encouraging management to adopt a longer-term perspective. Accordingly, options generally provide for incremental vesting over a four-year period.

     Compensation Committee Procedures. The Company's executive compensation program is administered under the direction of the Company's Compensation Committee, which is currently composed of one non-employee director. We are currently in the process of identifying a member of the Board to fill the position on the Compensation Committee created upon the death of Mr. Herndon, the former Chairman of the Compensation Committee. The Compensation Committee meets periodically, and may consult by telephone at other times. The determinations of the Compensation Committee relating to the compensation of the Company's executive officers and the granting of options are then approved or ratified by all of the non-employee directors.

     Factors Considered in Setting Compensation of the Chief Executive Officer and President. Mr. Packer, who has served as President of the Company since 1996, became Chief Executive Officer and Chairman upon the death of Mr. Rolf Stutz. Mr. Packer has an employment agreement with the Company providing for a base salary which was increased to $240,000 in connection with Mr. Packer's appointment as Chief Executive Officer in November, 1999. In addition, at the same time Mr. Packer was awarded options to purchase 75,000 shares in order to provide him with additional long-term incentives tied to the Company's performance. The Compensation Committee considers the Company's financial performance, as measured by sales and earnings growth, to be a significant determinant in Mr. Packer's overall compensation package. In making its determinations, however, the Compensation Committee also considers a number of other factors which are not subject to precise quantitative measurement and which the Committee believes can only be properly assessed over the long term.

     Compensation Decisions for Chief Executive Officer and President. The Compensation Committee recognizes that during fiscal 1998 both Mr. Stutz and Mr. Packer contributed substantially to, among other things, the development and introduction of the new M Series line of products and the management of the Company's proprietary bi-phasic waveform. Based on the successful launch of the M Series line of products and the Company's strong performance as reflected in both its operating results and its stock performance relative to the companies that comprise the Russell 2000 Index and the H&Q Healthcare (excluding biotechnology) Index, Mr. Stutz and Mr. Packer were each awarded bonuses of $90,000 for fiscal 1999.
                                          Submitted by the Compensation
                                            Committee for fiscal 1999


                                          DANIEL M. MULVENA, Chairman

SEVERANCE ARRANGEMENTS

     Mr. Packer has an employment agreement with the Company providing for a severance payment of twelve months' salary in the event his employment is terminated by the Company without cause. The Agreement provides for non-competition for a period of three years following termination. At his fiscal 1999 base salary, Mr. Packer would be entitled to receive a severance payment of approximately $630,000 upon termination.

CERTAIN RELATIONSHIPS

     M. Stephen Heilman is Founder, Chairman and Chief Executive Officer of Lifecor, Inc., in which the Company has made a $2 million investment. Pursuant to an agreement entered into in connection with such investment, the Company has agreed to Mr. Heilman serving as a director of the Company, and Mr. Heilman voted in favor of Mr. Stutz being elected to Lifecor, Inc.'s board of directors. On January 7, 1999, the Company entered into an agreement with Elliott Associates, L.P. ("Elliott") and Westgate International, L.P. ("Westgate"), shareholders of the Company who together owned approximately 15.4% of the Company's Common Stock as of such date. Pursuant to the terms of the agreement, Elliott and Westgate proposed, and the Company agreed, that the Board of Directors would be expanded to eight members and Dr. James W. Biondi would be elected as a Class III Director to fill the resulting vacancy. On January 7, 1999, Dr. Biondi joined the Board of Directors as a Class III Director. Elliott and Westgate are no longer significant shareholders of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Based on a review of the reports of changes in beneficial ownership of the Corporation's Common Stock and written representations furnished to the Corporation, the Corporation believes that its executive officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during the fiscal year ended October 2, 1999, with the following exception: M. Stephen Heilman filed a report after the applicable deadline to report the sales of a portion of his shares.

                                   PROPOSAL 2
                    AMENDMENT TO THE 1992 STOCK OPTION PLAN

BACKGROUND OF THE PLAN

     The Company's 1992 Stock Option Plan (the "Plan") was adopted by the Board of Directors and the stockholders of the Company in April, 1992. The Plan replaced the Company's prior stock option plan, which was terminated by the Board of Directors except as to then-outstanding options. The Plan provides for the granting of "incentive stock options" under the Internal Revenue Code of 1986 and non-qualified options to purchase shares of Common Stock. Options under the Plan may be granted to officers, employees and consultants of the Company and its subsidiaries.

PROPOSED AMENDMENT OF THE PLAN

     As originally adopted in 1992, the Plan provided for the issuance of up to 450,000 shares of Common Stock pursuant to the exercise of options granted under the Plan. At that time, the Company had approximately 125 full-time and 9 part-time employees. As a result of the Company's rapid growth and the

Board of Director's belief that stock options should not be reserved exclusively for senior management but should be granted as a performance incentive throughout the organization, the original shares remaining available for issuance under the Plan were nearly exhausted by the end of 1994. Accordingly, in January 1995 the Plan was amended, with the approval of the stockholders of the Company, to increase the number of shares of Common Stock available for issuance under the Plan by 300,000 shares. In November, 1996, the Plan was amended, with the approval of the stockholders of the Company, to add 200,000 more shares to the Plan. In November, 1998, the Plan was again amended, with the approval of stockholders of the Company, to add 300,000 more shares to the Plan.

     As of October 2, 1999, the Company had 423 full-time and six part-time employees. The Company has granted options to approximately 28% of these employees and in October, 1999 granted options to purchase 170,000 shares in connection with the acquisition of Pinpoint Technologies, Inc., effectively depleting the pool of options available for issuance. On November 15, 1999 the Board of Directors adopted an amendment to the Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for issuance under the Plan by 335,000 shares. In all other respects, the Plan would remain unchanged. The Board of Directors believes that the additional 335,000 shares, which represent approximately 4.9% of the outstanding shares of Common Stock, are necessary for the Company to continue to attract and retain the highly-qualified officers and employees necessary for its future growth.

VOTE REQUIRED FOR APPROVAL

     The proposed amendment of the Plan requires the affirmative vote of the holders of a majority of the total votes cast on the proposal at the Annual Meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND THEREFORE RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT.

                                 OTHER MATTERS

PRINCIPAL STOCKHOLDERS

     The following table presents information as to the persons or entities believed by the Company to be beneficial owners of more than 5% of the Company's Common Stock on October 2, 1999 based on representations of officers and directors of the Company and certain filings made under Section 13 of the Exchange Act. All such information was provided by the stockholders listed and reflects their beneficial ownership as of the dates specified in the footnotes to the table.

                                                           NO. OF SHARES   PERCENT
NAME AND ADDRESS                                           BENEFICIALLY      OF
OF BENEFICIAL OWNER                                            OWNED        CLASS
-------------------                                        -------------   -------
The Kaufmann Fund, Inc.(1)...............................     910,900        13.3%
     140 E. 45th St., 43rd Floor
     Suite 2624
     New York, New York 10017

Wellington Management Company, LLP(2)....................     630,700         9.2%
     75 State Street
     Boston, Massachusetts 02109

Dimensional Fund Advisors Inc.(3)........................     415,200         6.1%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401

---------------

(1) Based on information set forth in a Schedule 13G/A filed under the Exchange Act on February 18, 1998.

(2) Based on information set forth in a Schedule 13G filed under the Exchange Act on August 10, 1999.

(3) Based on information set forth in a Schedule 13G filed under the Exchange Act on February 11, 1999.

INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP has served as the Company's independent auditors since 1984. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without special compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     For a proposal of a stockholder to be included in the Company's proxy statement for the Company's 2001 Annual Meeting, it must be received at the principal executive offices of the Company on or before September 12, 2000. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement.

     In addition, the Company's By-laws provide that any stockholder wishing to nominate a director or have a stockholder proposal considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive offices (a) not less than 75 calendar days nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu thereof (the "Anniversary Date") or (b) in the case of a special meeting of stockholders in lieu of the annual meeting or in the event that the annual meeting of stockholders is called for a date more than 30 calendar days prior to the Anniversary Date, not later than the close of business on (i) the 10th calendar day (or if that day is not a business day for the corporation, on the next succeeding business day) following the earlier of (1) the date on which notice of the date of such meeting was mailed to stockholders, or (2) the date on which the date of such meeting was publicly disclosed, or (ii) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the corporation, on the next succeeding business day). Any such proposal should be mailed to: Zoll Medical Corporation, 32 Second Avenue, Northwest Park, Burlington, Massachusetts 01803,
Attention: Clerk.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

=================================================================  1. Proposal to elect the following persons as Class II Directors
                    ZOLL MEDICAL CORPORATION                          to serve until the 2003 Annual
                                                                      Meeting and until their successors
=================================================================     are duly elected and qualified.      For All   With-  For All
                                                                                                           Nominees  Hold   Except
Mark box at right if an address change or comment has been                 (01) DR. WILLARD M. BRIGHT
noted on the reverse side of this card.                      [ ]           (02) THOMAS M. CLAFFLIN II        [ ]      [ ]     [ ]
                                                                           (03) M. STEPHEN HEILMAN

                                                                      INSTRUCTION: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the
CONTROL NUMBER:                                                       name(s) of the nominee(s) in the list above.
RECORD DATE SHARES:

                                                                                                             For   Against  Abstain

                                                                   2. To amend the Company's 1992 Stock
                                                                      Option Plan to increase the number of  [ ]     [ ]      [ ]
                                                                      shares available for issuance under
                                                                      the Plan by 335,000 shares.


                                                                   3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

                                             --------------------
Please be sure to sign and date this Proxy.  Date
-----------------------------------------------------------------     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the
                                                                      Proxy Statement with respect thereto and the Company's 1999
                                                                      Annual Report and hereby revokes any proxy or proxies
                                                                      heretofore given. This proxy may be revoked at any time before
--------Stockholder sign here----------Co-owner sign here--------     it is exercised.

  DETACH CARD                                                                                                          DETACH CARD

                            ZOLL MEDICAL CORPORATION

Dear Stockholder,

Please take note of the important information regarding the Company's management and financial results enclosed with this proxy card.

Your vote on these matters counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark one box for each proposal on the proxy card above to indicate how your shares should be voted. Then, sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held February 8, 2000.

Thank you in advance for your prompt consideration of these matters. This will help the Company avoid the expense of subsequent mailings.


Sincerely,

ZOLL MEDICAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 8, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Richard A. Packer and Willard M. Bright and each of them, as Proxies of the undersigned, with full power to appoint their substitutes, and authorizes each of them to represent and to vote all shares of Common Stock of Zoll Medical Corporation (the "Company") held by the undersigned as of the close of business on December 28, 1999, at the Annual Meeting of Stockholders to be held at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110 on Tuesday, February 8, 2000, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTORS AND FOR THE APPROVAL OF THE AMENDMENT TO THE PLAN AND AT THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.



--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(S) APPEAR(S) ON THE BOOKS OF THE COMPANY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN, AND WHERE MORE THAN ONE NAME APPEARS, A MAJORITY MUST SIGN. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

______________________________________  ________________________________________

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